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                                                                    Exhibit 21.1

                     LIST OF SUBSIDIARIES OF TOM ONLINE INC.
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Name                                                              Jurisdiction of Incorporation
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
Lahiji Vale Limited                                               British Virgin Islands
Laurstinus Limited                                                British Virgin Islands
Advanced Internet Services Limited                                Hong Kong
Puccini International Limited                                     Cayman Islands
tom.com (china) investment limited                                People's Republic of China
Shanghai Super Channel Network Ltd.                               People's Republic of China
Beijing Super Channel Network Ltd.                                People's Republic of China
Beijing GreaTom United Technology Co. Ltd.                        People's Republic of China
Beijing Lei Ting Wan Jun Network Technology Ltd.                  People's Republic of China
Shenzhen Xin Fei Wang Information Technology Co., Ltd.            People's Republic of China
Beijing Lei Ting Wu Ji Network Technology Ltd.                    People's Republic of China
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